Eisner LLP
EISNER                                        Accountants and Advisors

                                              750 Third Avenue
                                              New York, NY 10017-2703
                                              Tel 212.949.8700  Fax 212.891.4100

August 10, 2005



Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Cygene Laboratories, Inc. Form 8-K, a copy of which was filed with the Securities and Exchange Commission on August 9, 2005. We are in agreement with the statements regarding our firm in that item except that we have no basis to agree or disagree with respect to the effective date of our dismissal. We also have no basis to agree or disagree with respect to the statement regarding Cygene Laboratories Inc.'s anticipation of engaging another independent registered public accounting firm contained in Item 4.01. We did not conduct a review of the financial statements of Cygene Laboratories, Inc. for any period subsequent to June 30, 2004.

Very truly yours,

/s/ Eisner LLP
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Eisner LLP